UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN

PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

TNP STRATEGIC RETAIL TRUST, INC.
(Name of Registrant as Specified in its Charter)

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TNP Strategic Retail Trust, Inc.	1900 Main Street, Suite 700
Irvine, California 92614
(949) 833-8252

www.tnpsrt.com

April 27, 2012

Dear Stockholder:

On behalf of the Board of Directors, I cordially invite you to attend the 2012 Annual Meeting of Stockholders of TNP Strategic Retail Trust, Inc., to be held on July 18, 2012 at 8:00 a.m. local time, at our executive office located at 1900 Main Street, Suite 700, Irvine, California 92614. We look forward to your attendance.

The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement includes a company proposal for the election of our five nominees to serve on our board of directors until the 2013 Annual Meeting and until their successors are duly elected and qualify. We will also transact such other business as may properly come before the 2012 Annual Meeting. Our Board of Directors has fixed the close of business on April 20, 2012 as the record date for the determination of stockholders entitled to notice of and to vote at the 2012 Annual Meeting of Stockholders or any adjournment or postponement thereof.

Your vote is very important. Regardless of the number of our shares you own, it is important that your shares be represented at the 2012 Annual Meeting of Stockholders. ACCORDINGLY, WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE 2012 ANNUAL MEETING OF STOCKHOLDERS IN PERSON, I URGE YOU TO SUBMIT YOUR PROXY AS SOON AS POSSIBLE. You may do this by completing, signing and dating the accompanying proxy card and returning it via fax to 949-732-9210 or in the accompanying self-addressed postage-paid return envelope. You may also submit your proxy by email to investorservice@tnpre.com.

Please follow the directions provided in the proxy statement. This will not prevent you from voting in person at the 2012 Annual Meeting of Stockholders, but will assure that your vote will be counted if you are unable to attend the 2012 Annual Meeting of Stockholders.

YOUR VOTE COUNTS. THANK YOU FOR YOUR ATTENTION TO THIS MATTER, AND FOR YOUR CONTINUED SUPPORT OF, AND INTEREST IN, OUR COMPANY.

Sincerely,

/s/ Anthony W. Thompson
Anthony W. Thompson
Chairman of the Board, Chief Executive Officer and President

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JULY 18, 2012

NOTICE IS HEREBY GIVEN that the 2012 Annual Meeting of Stockholders of TNP Strategic Retail Trust, Inc. (the “Company,” “we,” “our,” or “us”), will be held on July 18, 2012 at 8:00 a.m. local time, at our executive office located at 1900 Main Street, Suite 700, Irvine, California 92614 for the following purposes:

1.	To elect to the Board of Directors of the Company the five (5) nominees named in the attached proxy statement to serve until the Company’s 2013 annual meeting of stockholders and until their successors are duly elected and qualified; and

2.	To transact such other business properly coming before the 2012 Annual Meeting or any adjournment or postponement thereof.

These items are discussed in the following pages, which are made part of this notice. Our stockholders of record on April 20, 2012 are entitled to vote at the 2012 Annual Meeting of Stockholders of the Company. We reserve the right, in our sole discretion, to adjourn the 2012 Annual Meeting of Stockholders to provide more time to solicit proxies for the meeting.

You may obtain directions to attend the 2012 Annual Meeting of Stockholders by calling investor services at 877-982-7846.

Please sign and date the accompanying proxy card and return it promptly by fax to 949-732-9210 or in the accompanying self-addressed postage-paid return envelope whether or not you plan to attend. You may also submit your proxy by email to investorservice@tnpre.com. Instructions are included with the proxy card. Your vote is important to us and we therefore urge you to submit your ballot early. You may revoke your proxy at any time prior to its exercise. If you attend the 2012 Annual Meeting of Stockholders, you may vote in person if you wish, even if you previously have returned your proxy card or authorized a proxy electronically.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 18, 2012:

Our proxy statement, form of proxy card and 2011 annual report to stockholders are also available at http://www.tnpsrt.com/prospectus-supplements/

TNP STRATEGIC RETAIL TRUST, INC.

1900 Main Street, Suite 700

Irvine, California 92614

(949) 833-8252

PROXY STATEMENT

The accompanying proxy is solicited by the Board of Directors of TNP Strategic Retail Trust, Inc. (“TNP Strategic Retail Trust,” the “Company,” “we,” “our,” or “us”) for use in voting at the 2012 Annual Meeting of Stockholders (the “2012 Annual Meeting”) to be held on July 18, 2012 at 8:00 a.m. local time, at our executive office located at 1900 Main Street, Suite 700, Irvine, California 92614, and at any adjournment or postponement thereof, for the purposes set forth in the attached Notice of Annual Meeting of Stockholders provided with this proxy statement.

This Proxy Statement, form of proxy, and voting instructions are first being mailed or given to stockholders on or about April 27, 2012.

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

Q:	Why did you send me this proxy statement?

A:	We have sent you this proxy statement and the enclosed proxy card because our Board of Directors is soliciting your proxy to vote your shares at the 2012 Annual Meeting.

Q:	What is a proxy?

A:	A proxy is a person who votes the shares of stock of another person who could not attend a meeting. The term “proxy” also refers to the proxy card or other method of appointing a proxy. When you submit your proxy, you are appointing Anthony W. Thompson and James R. Wolford, each of whom are our officers, as your proxies, and you are giving them permission to vote your shares of common stock at the annual meeting. The appointed proxies will vote your shares of common stock as you instruct, unless you submit your proxy without instructions. In this case, they will vote “FOR” all of the director nominees. With respect to any other proposals to be voted upon, they will vote in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in their discretion. If you do not submit your proxy, they will not vote your shares of common stock. This is why it is important for you to return the proxy card to us (or submit your proxy via fax or email) as soon as possible whether or not you plan on attending the meeting.

Q:	When is the annual meeting and where will it be held?

A:	The 2012 Annual Meeting will be held on July 18, 2012, at 8:00 a.m. local time at 1900 Main Street, Suite 700, Irvine, California 92614.

Q:	What is the purpose of the 2012 Annual Meeting?

A:	Management will report on the status of our initial public offering and our portfolio of properties and will respond to questions from stockholders. In addition, representatives of McGladrey &

Pullen, LLP, or M&P, our independent registered public accounting firm, are expected to be available during the 2012 Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to questions from our stockholders. At the 2012 Annual Meeting, stockholders will vote upon the following:

•

The election to the Board of Directors of the Company of the five (5) nominees named in this proxy statement to serve until the Company’s 2013 Annual Meeting of Stockholders and until their successors are duly elected and qualified; and

•	The transaction of such other business properly coming before the 2012 Annual Meeting or any adjournment or postponement thereof.

No cumulative voting is authorized, and dissenters’ rights are not applicable to matters being voted upon.

Q:	What is the Board of Directors’ voting recommendation?

A:	Unless you give other instructions on your proxy card, the individuals named on the card as proxy holders will vote in accordance with the recommendation of the Board of Directors. The Board of Directors recommends that you vote your shares “FOR” all five nominees to the Board of Directors.

Q:	Who is entitled to vote?

A:	Only stockholders of record at the close of business on April 20, 2012, or the record date, are entitled to receive notice of the 2012 Annual Meeting and to vote the shares of common stock of the Company that they hold on the record date at the 2012 Annual Meeting, or any postponements or adjournments of the 2012 Annual Meeting. As of the record date, we had 8,532,524 shares of common stock issued and outstanding and entitled to vote. Each outstanding share of common stock entitles its holder to cast one vote on each proposal to be voted on.

Q:	What constitutes a quorum?

A:	If a majority of all of the shares outstanding on the record date are present at the 2012 Annual Meeting, either in person or by proxy, we will have a quorum at the meeting, permitting the conduct of business at the meeting. Abstentions and broker non-votes will be counted to determine whether a quorum is present. A broker “non-vote” occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that matter and has not received voting instructions from the beneficial owner.

Q:	What vote is required to elect the board of directors?

A:	To elect the director nominees, the affirmative vote of a majority of the shares of our common stock present in person or by proxy at a meeting at which a quorum is present must be cast in favor of the proposal. This means that a director nominee needs to receive more votes for his election than withheld from or present but not voted in his election in order to be elected to the Board of Directors. Because of this requirement, “withhold” votes and broker non-votes will have the effect of a vote against each nominee for director. If an incumbent director nominee fails to receive the required number of votes for reelection, then under Maryland law, he will continue to serve as a “holdover” director until his successor is duly elected and qualifies.

Q:	Can I attend the 2012 Annual Meeting?

A:	You are entitled to attend the 2012 Annual Meeting if you were a stockholder of record or a beneficial holder as of the close of business on April 20, 2012, or you hold a valid legal proxy for the 2012 Annual Meeting. If you are the stockholder of record, your name will be verified against the list of stockholders of record prior to your being admitted to the 2012 Annual Meeting. You should be prepared to present photo identification for admission. If you are a beneficial holder, you will need to provide proof of beneficial ownership on the record date as well as your photo identification, for admission. If you do not provide photo identification or comply with the other procedures outlined above upon request, you may not be admitted to the 2012 Annual Meeting.

Q:	How do I vote my shares at the 2012 Annual Meeting?

A:	You may vote your shares in the following manner:

•	Authorizing a Proxy by Mail — Stockholders may authorize a proxy by completing the accompanying proxy card and mailing it in the accompanying self-addressed postage-paid return envelope.

•	Authorizing a Proxy by Fax — Stockholders may authorize a proxy by completing the accompanying proxy card and faxing it to 949-732-9210.

•	Authorizing a Proxy by Email — Stockholders may authorize a proxy by submitting the accompanying proxy card by email to investorservice@tnpre.com.

•	In Person at the Meeting — Stockholders of record may vote in person at the 2012 Annual Meeting. Written ballots will be passed out to those stockholders who want to vote at the meeting.

If your shares are held by a bank, broker or other nominee (that is, in “street name”), you are considered the beneficial owner of your shares and you should refer to the instructions provided by your bank, broker or nominee regarding how to vote. In addition, because a beneficial owner is not the stockholder of record, you may not vote shares held by a bank, broker or nominee in street name at the 2012 Annual Meeting unless you obtain a “legal proxy” from the bank, broker or nominee that holds your shares, giving you the right to vote the shares at the meeting.

Q:	Can I revoke my proxy after I return my proxy card or after I authorize a proxy by fax or email?

A:	If you are a stockholder of record as of April 20, 2012, you may revoke your proxy at any time before the proxy is exercised at the 2012 Annual Meeting by:

•	delivering to our Secretary a written notice of revocation;

•	returning a properly signed proxy bearing a later date; or

•	attending the 2012 Annual Meeting and voting in person (although attendance at the 2012 Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request).

To revoke a proxy previously submitted by mail, fax or email, you may simply authorize a proxy again at a later date using the procedures set forth above, but before the deadline for mail, fax or email voting, in which case the later submitted proxy will be recorded and the earlier proxy revoked.

If you hold shares of our common stock in “street name,” you will need to contact the institution that holds your shares and follow its instructions for revoking a proxy.

Q:	What happens if additional proposals are presented at the 2012 Annual Meeting?

A:	Other than the matters described in this proxy statement, we do not expect any additional matters to be presented for a vote at the 2012 Annual Meeting. If other matters are presented and you are voting by proxy, your proxy grants the individuals named as proxy holders the discretion to vote your shares on any additional matters properly presented for a vote at the meeting.

Q:	How will shares be voted if a stockholder does not give specific voting instructions in the proxy submitted by the stockholder?

A:	If you submit a proxy but do not indicate your specific voting instructions on the proposal to elect the director nominees, your shares will be voted as recommended by the Board of Directors.

Q:	Will my vote make a difference?

A:	Yes. Your vote is needed to ensure that the proposals can be acted upon. Unlike most other public companies, no large brokerage houses or affiliated groups of stockholders own substantial blocks of our shares. As a result, a large number of our stockholders must be present in person or by proxy at our annual meetings to constitute a quorum. AS A RESULT, YOUR VOTE IS VERY IMPORTANT EVEN IF YOU OWN ONLY A SMALL NUMBER OF SHARES! Your immediate response will help avoid potential delays and may save us significant additional expense associated with soliciting stockholder proxies. We encourage you to participate in the governance of the Company and welcome your attendance at the 2012 Annual Meeting.

Q:	Who will bear the costs of soliciting votes for the meeting?

A:	The Company will bear the entire cost of the solicitation of proxies from its stockholders. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees of our advisor and its affiliates, who will not receive any additional compensation for such solicitation activities. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy solicitation materials to our stockholders.

Q:	Who will count the votes?

A:	Ms. Talle Voorhies, President of TNP Transfer Agent, LLC, our transfer agent, will tabulate the votes and act as Inspector of Elections.

Q:	Where can I find the voting results of the 2012 Annual Meeting?

A:	The Company will report voting results by filing with the Securities and Exchange Commission (the “SEC”) a Current Report on Form 8-K within four business days following the date of the

2012 Annual Meeting. If final voting results are not known when such report is filed, they will be announced in an amendment to such report within four business days after the final results become known.

Q:	Where can I find more information?

A:	We file annual, quarterly, current reports and other information with the SEC. Copies of SEC filings, including exhibits, can be obtained free of charge on our website at www.tnpsrt.com. This website address is provided for your information and convenience. Our website is not incorporated into this proxy statement and should not be considered part of this proxy statement. Additionally, you may read and copy any reports, statements or other information we file with the SEC on the website maintained by the SEC at http://www.sec.gov. Our SEC filings are also available to the public at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, DC 20549. You may obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information regarding the public reference facilities.

PROPOSAL: ELECTION OF DIRECTORS

The Board of Directors currently consists of five directors. The Articles of Amendment and Restatement of the Company, or the charter, and bylaws provide that the number of our directors may be established by a majority of our Board of Directors but may not be fewer than three nor more than fifteen. The Board of Directors has nominated Anthony W. Thompson, James R. Wolford, Phillip I. Levin, Jeffrey S. Rogers and Peter K. Kompaniez for election to our Board of Directors, each for a term of office commencing on the date of the 2012 Annual Meeting and ending on the date of the 2013 Annual Meeting of Stockholders and until their successors are elected and qualified. Each of Messrs. Thompson, Wolford, Levin, Rogers and Kompaniez currently serves as a member of the Board of Directors. The Board of Directors believes the nominees have played and will continue to play a vital role in our management and operations, particularly in connection with the continued growth and success of our Company.

Unless otherwise instructed on the proxy, the shares represented by proxies will be voted “FOR ALL NOMINEES” who are named below. Each of the nominees has consented to being named as a nominee in this proxy statement and has agreed that, if elected, he will serve on the Board of Directors for a one-year term and until his successor has been elected and qualified. If any nominee becomes unavailable for any reason, the shares represented by proxies may be voted for a substitute nominee designated by the Board of Directors. We are not aware of any family relationship among any of the nominees to become directors or executive officers of the Company. Each of the nominees for election as director has stated that there is no arrangement or understanding of any kind between him and any other person relating to his election as a director except that each nominee has agreed to serve as our director if elected.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL FIVE NOMINEES TO THE BOARD OF DIRECTORS.

Information about Director Nominees

The following table and biographical descriptions set forth information with respect to the individuals who are our director nominees. All of our director nominees are currently members of our Board of Directors.

Name	Age	Position
Anthony W. Thompson	65	Chairman of the Board, President and Chief Executive Officer
James R. Wolford	58	Chief Financial Officer, Treasurer and Secretary
Phillip I. Levin	72	Independent Director
Jeffrey S. Rogers	43	Independent Director
Peter K. Kompaniez	67	Independent Director

Anthony W. Thompson has served as the Chairman of our Board of Directors and our Chief Executive Officer since September 2008 and as our President since February 2012. Mr. Thompson also serves as Chief Executive Officer of Thompson National Properties, LLC (our “sponsor” or “Thompson National Properties”), TNP Strategic Retail Advisor, LLC, our “advisor,” and TNP Securities, LLC, or TNP Securities, the dealer manager for our initial public offering. Prior to founding Thompson National Properties in 2008, Mr. Thompson founded Triple Net Properties, LLC, or Triple Net, in 1998 and served as its Chairman and Chief Executive Officer until 2006, when he was named Chairman of the Board for NNN Realty Advisors, Inc., or Realty Advisors, the holding company for Triple Net. In December 2007, Realty Advisors merged with Grubb & Ellis Company and Mr. Thompson was named Chairman of the combined company, a position from which he resigned effective February 8, 2008. During his tenure, Mr. Thompson oversaw operations of two non-listed REITS sponsored by these companies, NNN Healthcare/Office REIT, Inc. (now Healthcare Trust of America, Inc.) and NNN Apartment REIT, Inc. (now Grubb & Ellis Apartment REIT, Inc.) which at the time of his departure had acquired in excess of $600 million in commercial real estate properties. Mr. Thompson’s responsibilities included participating in (1) the oversight of day-to-day operations of the non-listed REITs, (2) the selection of real property and real estate related securities acquisitions and dispositions, (3) the structuring and negotiating of the terms of asset acquisitions and dispositions, (4) the selection of joint venture partners and monitoring these relationships, and (5) the oversight of the property managers, including the review and analysis of the operating budgets and leasing plans. Mr. Thompson is a member of the Sterling College Board of Trustees and various other community and charitable organizations. Mr. Thompson holds a Bachelor of Science degree in Economics from Sterling College in Sterling, Kansas. Mr. Thompson is a FINRA Series 1 and 24 registered representative of TNP Securities.

Our Board of Directors, excluding Mr. Thompson, has determined that Mr. Thompson’s extensive experience overseeing similar non-listed REITs, including the selection, negotiation, and management of investments in real estate and real estate related assets, as well as his status as a FINRA Series 1 and 24 registered representative, are all relevant experiences, attributes and skills that enable Mr. Thompson to effectively carry out his duties and responsibilities as director. Consequently, our Board of Directors has determined that Mr. Thompson is a highly qualified candidate for directorship and should therefore continue to serve as one of our directors.

James R. Wolford has served as our Chief Financial Officer, Treasurer and Secretary since March 2011 and as a director since February 2012. Mr. Wolford also serves as Chief Financial Officer, Treasurer and Secretary of our advisor and sponsor. Mr. Wolford is responsible for the administration of finance and accounting matters for both us and our sponsor. Mr. Wolford has over 30 years of real estate finance, accounting and SEC experience. From April 2010 until joining us, Mr. Wolford served as the Chief Financial Officer of

Pacific Office Properties Trust, Inc. (AMEX: PCE). From 2004 until 2010, Mr. Wolford served as the Chief Financial Officer for Bixby Land Company. Mr. Wolford holds an M.B.A. in Finance and Accounting and a bachelor’s degree from the University of Southern California. Mr. Wolford is a member of the Executive Committee for Lusk Company and is a licensed real estate broker.

Our Board of Directors, excluding Mr. Wolford, has determined that Mr. Wolford’s experiences serving as a Chief Financial Officer and his over 30 years of real estate finance, accounting and SEC experiences are relevant experiences, attributes and skill that make Mr. Wolford a valuable addition to our Board of Directors. Consequently, our Board of Directors has determined that Mr. Wolford is a highly qualified candidate for directorship and should therefore continue to serve as one of our directors.

Phillip I. Levin has served as one of our independent directors since April 2011. Mr. Levin also currently serves as a Managing Partner of L&M Capital Partners, an investment advisory firm. Mr. Levin has also served since 1991 as President of Levin Development Company, a real estate development and consulting firm. Prior to founding Levin Development Company in 1991, Mr. Levin served for approximately 16 years with Coopers & Lybrand, L.L.P. (now PricewaterhouseCoopers), where he became the Managing Partner of the firm’s consulting practice in Michigan. From 1970 to 1974, Mr. Levin served as Manager of the Consulting Services Division of Arthur Young & Company (now Ernst & Young) in Toledo, Ohio. Prior to joining Arthur Young & Company, Mr. Levin served as a Financial Analyst for Ford Motor Company for approximately 8 years. Mr. Levin holds a Master of Business Administration in Finance and a Bachelor of Science degree in Accounting from the University of Pittsburgh.

Our Board of Directors, excluding Mr. Levin, has determined that Mr. Levin’s experience as an officer of a real estate development and consulting firm and his professional experience as a certified public accountant are relevant experiences, attributes and skills that make Mr. Levin a valuable addition to our Board of Directors. In addition, the Board of Directors believes that Mr. Levin, with his extensive experience as a certified public accountant, is well equipped to serve as the financial expert and chairperson of the Audit Committee. Consequently, our Board of Directors has determined that Mr. Levin is a highly qualified candidate for directorship and should therefore continue to serve on the Board of Directors.

Jeffrey S. Rogers has served as one of our independent directors since March 2009. Mr. Rogers has served as President, and Chief Operating Officer since February 2005 and as Chief Operating Officer between February 2004 and February 2005 of Integra Realty Resources, Inc., a commercial real estate valuation and counseling firm, where he oversees corporate operations, technology and software initiatives, and all aspects of financial reporting and audit procedures. Mr. Rogers also serves on the Board of Directors of Integra Realty Resources, Inc. and IRR Residential, LLC, an affiliate of Integra Realty Resources, Inc. Prior to joining Integra Realty Resources, Inc. in February 2004, Mr. Rogers worked from November 2002 to February 2004 as a consultant for Regeneration, LLC, a management consulting firm. Between September 1999 and November 2002, Mr. Rogers held various positions at ReturnBuy, Inc., a technology and software solutions company, including President of ReturnBuy Ventures, a division of ReturnBuy, Inc., between August 2001 and November 2002, Chief Financial Officer between September 1999 and August 2001 and member of the Board of Directors between September 1999 and August 2001. In January 2003, ReturnBuy, Inc. filed for Chapter 11 bankruptcy as part of a restructuring transaction in which it was acquired by Jabil Circuit, Inc. Mr. Rogers serves on the board of Presidential Realty Corporation, a REIT focused on the acquisition and management of multifamily properties. Mr. Rogers also served on the Finance Committee of the Young Presidents Organization in the 2009-10 fiscal year and has served as Audit Committee Chairman beginning in July 2010. Mr. Rogers earned a Master of Business Administration degree from The Darden School, University of Virginia in Charlottesville, Virginia, a Juris Doctorate degree from Washington and Lee University School of Law in Lexington, Virginia and a Bachelor of Arts degree in Economics from the Washington and Lee University.

Our Board of Directors, excluding Mr. Rogers, has determined that Mr. Rogers’ previous leadership position with a commercial real estate valuation and counseling firm and his professional experience as an attorney are relevant experiences, attributes and skills that make Mr. Rogers a valuable addition to our Board of Directors. In addition, our Board of Directors believes that Mr. Rogers, with his extensive experience with financial reporting as a former Chief Financial Officer, is well-equipped to serve as a member of the Audit Committee. Consequently, our Board of Directors has determined that Mr. Rogers is a highly qualified candidate for directorship and should therefore continue to serve as one of our directors.

Peter K. Kompaniez has served as one of our independent directors since June 2011. Mr. Kompaniez co-founded Apartment Investment and Management Company (AIMCO) (NYSE: AIV) in 1994 and has served in several capacities as its President, Vice Chairman and a member of its Board of Directors from inception to 2008. AIMCO is an S&P 500 self-administered and self-managed REIT that engages in the acquisition, ownership, management and redevelopment of apartment properties. During his tenure at AIMCO, Mr. Kompaniez oversaw the negotiation and closing of portfolio acquisitions of approximately 170,000 apartment units with an aggregate cost of approximately $10 billion, including the implementation and integration of such portfolios into AIMCO. Mr. Kompaniez is currently a special advisor to Terry Considine, the Chief Executive Officer of AIMCO, with the title of Co-Founder. Mr. Kompaniez is also currently the owner and Chief Executive Officer of The TBL Group, a company that provides consulting services and invests in real estate. Prior to founding AIMCO, Mr. Kompaniez served as the President and Chief Executive Officer of PDI Realty from 1992 to 1994. PDI Realty provided asset and property management services. In addition, from 1986 to 1992, Mr. Kompaniez served as the President and Chief Executive Officer of Heron Financial Group, an owner and developer of office, industrial and apartment buildings and commercial shopping centers throughout the United States. Mr. Kompaniez has also served as a member of the board of directors of American Health Properties (NYSE), NHP Properties (AMEX) and Oxford Property Trust (AMEX). Mr. Kompaniez practiced law from 1969 to 1986 as a partner in the law firm of Loeb & Loeb LLP in Los Angeles, California. Mr. Kompaniez earned a Bachelor of Arts degree in American Studies from Yale College and a Juris Doctor degree from the University of California at Berkeley, Boalt Hall School of Law.

Our Board of Directors, excluding Mr. Kompaniez, has determined that Mr. Kompaniez’s experience as Co-Founder, President, Vice Chairman of AIMCO and member of the Boards of Directors of AIMCO and several other public real estate companies and his prior professional experience as an attorney are relevant experiences, attributes and skills that make Mr. Kompaniez a valuable addition to our Board of Directors and Audit Committee. Consequently, our Board of Directors has determined that Mr. Kompaniez is a highly qualified candidate for directorship and should therefore be elected to serve as one of our directors.

EXECUTIVE OFFICERS

The following table and biographical descriptions set forth information with respect to our executive officers:

Name	Age	Position
Anthony W. Thompson	65	President and Chief Executive Officer
James R. Wolford	58	Chief Financial Officer, Treasurer and Secretary

For biographical information regarding Messrs Thompson and Wolford, see — “Information about Director Nominees” above.

CORPORATE GOVERNANCE

Board of Directors

The Board of Directors held 16 meetings during the fiscal year ended December 31, 2011. Each of our current directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors held during the period for which he served as a director and the aggregate total number of meetings held by all committees of the Board of Directors on which he served during the periods in which he served.

Director Attendance at Annual Meetings

Although we have no policy with regard to attendance by the members of the Board of Directors at our annual meetings, we invite and encourage the members of the Board of Directors to attend our annual meetings to foster communication between stockholders and the Board of Directors. All of our then current Board of Directors attended the 2011 annual meeting of stockholders.

Contacting the Board of Directors

Any stockholder who desires to contact members of the Board of Directors may do so by writing to: TNP Strategic Retail Trust, Inc. Board of Directors, 1900 Main Street, Suite 700, Irvine, California 92614, Attention: Secretary. Communications received will be distributed by our Secretary to such member or members of the Board of Directors as deemed appropriate by our Secretary, depending on the facts and circumstances outlined in the communication received. For example, if any questions regarding accounting, internal accounting controls and auditing matters are received, they will be forwarded by our Secretary to the Audit Committee for review.

Director Independence

We have a five-member Board of Directors. Our charter provides that a majority of the directors must be “independent directors.” Two of our current directors, Anthony W. Thompson and James R. Wolford, are affiliated with us and we do not consider either Mr. Thompson or Mr. Wolford to be an independent director. Our other current directors, Messrs. Levin, Rogers and Kompaniez qualify as “independent directors” as defined in our charter in compliance with the requirements of the North American Securities Administrators Association’s Statement of Policy Regarding Real Estate Investment Trusts. As defined in our charter, the term “independent director” means a director who is not on the date of determination, and within the last two years from the date of determination has not been, directly or indirectly associated with our sponsor or advisor by virtue of (1) ownership of an interest in the sponsor, the advisor or any of their affiliates, other than the Company, (2) employment by the sponsor, the advisor or any of their affiliates, (3) service as an officer or director of the sponsor, the advisor or any of their affiliates, other than as a director of the Company, (4) performance of services, other than as a director, for the Company, (5) service as a director or trustee of more than three REITs organized by the sponsor or advised by the advisor, or (6) maintenance of a material business or professional relationship with the sponsor, the advisor or any of their affiliates.

Although our shares are not listed for trading on any national securities exchange, a majority of our board of directors and all of the members of the Audit Committee would qualify as independent under the rules of the New York Stock Exchange.

Nomination of Directors

We do not have a standing nominating committee or another committee performing a similar function. Our Board of Directors has determined that it is appropriate for us not to have a nominating committee because our Board of Directors presently considers all matters for which a nominating committee would be responsible. Each member of our Board of Directors participates in the consideration of nominees. Our Board of Directors considers many factors in connection with each candidate, including judgment, integrity, diversity, prior experience, the value of the candidate’s experience relative to the experience of other board members and the candidate’s willingness to devote substantial time and effort to board responsibilities. We do not have any minimum qualifications with respect to nominees, provided, however, that our charter requires that all of our affiliated directors and at least one of our independent directors has at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets being acquired by us. Our Board of Directors does not have a formal written policy regarding the consideration of diversity in identifying director nominees. Nevertheless, considerations of diversity will continue to be important factors in identifying and recruiting new directors.

Our Board of Directors also will consider recommendations made by stockholders for director nominees. In order to be considered by our Board of Directors, recommendations made by stockholders must be submitted within the timeframe required to request a proposal to be included in the proxy materials. See “Proposals for 2013 Annual Meeting.” In evaluating the persons recommended as potential directors, our Board of Directors will consider each candidate without regard to the source of the recommendation and take into account those factors that our Board of Directors determines are relevant. Stockholders may directly nominate potential directors (without the recommendation of our Board of Directors) by satisfying the procedural requirements for such nomination as provided in Article II, Section 11 of our bylaws.

Board Leadership Structure; Role in Risk Oversight

Anthony W. Thompson serves as our Chairman of the Board of Directors, President and Chief Executive Officer. The independent directors have determined that the most effective leadership structure for us at the present time is for our President and Chief Executive Officer to also serve as Chairman of the Board of Directors. The independent directors believe that because our President and Chief Executive Officer is ultimately responsible for our day-to-day operations and for executing our strategy, and because our performance is an integral part of the deliberations of our Board of Directors, our President and Chief Executive Officer is the director best qualified to act as Chairman of the Board of Directors. Our Board of Directors retains the authority to modify this structure to best address our unique circumstances and to advance the best interests of all stockholders, as and when appropriate. In addition, although we do not have a lead independent director, our Board of Directors believes that the current structure is appropriate, as we have no employees and are externally managed by our advisor, whereby all operations are conducted by our advisor or its affiliates.

Our Board of Directors has an active role in overseeing the management of risks applicable to us and our operations. We face a number of risks, including economic risks, environmental and regulatory risks, and other risks such as the impact of competition. How well we manage these and other risks can ultimately determine our success. The Board of Directors manages our risk through its approval of all property acquisitions, assumptions of debt and its oversight of our executive officers and advisor. The Board of Directors may also establish committees it deems appropriate to address specific areas in more depth than may be possible at a meeting of our full Board of Directors, provided that the majority of the members of each committee are independent directors. To date, our Board of Directors has established an Investment Committee and an Audit Committee. The Investment Committee reviews specific investments proposed by our advisor as well as our investment policies and procedures along with the inherent risks. The Audit Committee oversees management of accounting, financial, legal and regulatory risks.

Investment Committee

Our Board of Directors has a separately designated standing Investment Committee. Our Board of Directors has delegated to the Investment Committee (1) certain responsibilities with respect to investment in specific investments proposed by our advisor and (2) the authority to review our investment policies and procedures on an ongoing basis and recommend any changes to our Board of Directors. Our Investment Committee must at all times be comprised of a majority of independent directors. The current members of the Investment Committee are Anthony W. Thompson, Jeffrey S. Rogers and Peter K. Kompaniez, with Anthony W. Thompson serving as the Chairman of the Investment Committee.

With respect to investments, the Board of Directors has delegated to the Investment Committee the authority to approve any investment for a purchase price, total project cost or sales price of up to 10% of the value of our net assets. A majority of the members of our full Board of Directors, including a majority of the independent directors, must approve all acquisitions, developments and dispositions for a purchase price, total project cost or sales price greater than 10% of the value of our net assets.

The Investment Committee held two meetings during the year ended December 31, 2011.

Audit Committee

Our Board of Directors has a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, or the Exchange Act. The Audit Committee meets on a regular basis, at least quarterly and more frequently as necessary. The Audit Committee’s primary function is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information to be provided to the stockholders and others, the system of internal controls which management has established and the audit and financial reporting process. The current members of the Audit Committee are Phillip I. Levin, Jeffrey S. Rogers and Peter K. Kompaniez, each an independent director. Mr. Levin is the designated audit committee financial expert and the Chairman of the Audit Committee.

The Audit Committee operates under a written charter, which was adopted by the Board of Directors on April 14, 2009. The Audit Committee held eight meetings during the year ended December 31, 2011.

Independent Auditors

On July 5, 2011, we replaced KPMG with M&P as our independent registered public accounting firm, with the approval of our Audit Committee and our Board of Directors. The reports of KPMG on our consolidated financial statements for the years ended December 31, 2010 and December 31, 2009 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. During the years ended December 31, 2009 and December 31, 2010, and through July 5, 2011, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused them to make reference thereto in their reports on the financial statements for such years. During the years ended December 31, 2009 and December 31, 2010, and through July 5, 2011, there were no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K promulgated by the SEC.

Pre-Approval Polices

The Audit Committee preapproves all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for us by our independent registered public accounting firm, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(b) of the Exchange Act and the rules and regulations of the SEC. All services rendered by our independent registered public accounts for the years ended December 31, 2011 and 2010 were pre-approved in accordance with the policies and procedures described above.

Audit Fees and Non-Audit Fees

The aggregate fees billed to us for professional accounting services, including the audit of our financial statements and the non-audit fees charged to us by our independent registered public accounting firm, all of which were preapproved by the Audit Committee, are set forth in the table below.

	2011	2010
Audit Fees(1)(2)	$689,515	$327,000
Audit-related fees	—	—
Tax fees(3)	54,553	14,000
All other fees	—	—
Total	$744,068	$341,000

(1)	Of the $689,515 in audit fees in 2011, $202,246 relate to services performed by KPMG and $487,269 relate to services performed by M&P.
(2)	All audit fees in 2010 relate to services performed by KPMG.
(3)	All tax fees in 2011 and 2010 relate to services performed by KPMG.

For purposes of the preceding table, M&P’s and KPMG’s professional fees are classified as follows:

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Audit fees — These are fees for professional services performed for the audit of our annual financial statements and the required review of quarterly financial statements and other procedures performed by our independent auditors in order for them to be able to form an opinion on our consolidated financial statements. These fees also cover services that are normally provided by independent auditors in connection with statutory and regulatory filings or engagements.

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Audit-related fees — These are fees for assurance and related services that traditionally are performed by independent auditors that are reasonably related to the performance of the audit or review of the financial statements, such as due diligence related to acquisitions and dispositions, attestation services that are not required by statute or regulation, internal control reviews, and consultation concerning financial accounting and reporting standards.

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Tax fees — These are fees for all professional services performed by professional staff in our independent auditor’s tax division, except those services related to the audit of our financial statements. These include fees for tax compliance, tax planning, and tax advice, including federal, state, and local issues. Services may also include assistance with tax audits and appeals before the Internal Revenue Service and similar state and local agencies, as well as federal, state, and local tax issues related to due diligence.

•	All other fees — These are fees for any services not included in the above-described categories, including assistance with internal audit plans and risk assessments.

AUDIT COMMITTEE REPORT TO STOCKHOLDERS

The Audit Committee of the Board of Directors operates under a written charter adopted by the Board of Directors. The role of the Audit Committee is to oversee the Company’s financial reporting process on behalf of the Board of Directors, including: (1) the integrity of the Company’s financial statements and internal control over financial reporting, (2) the Company’s compliance with legal and regulatory requirements, (3) the independent auditor’s qualifications and independence, and (4) the performance of the Company’s independent auditor and internal audit function.

The Company’s management has the primary responsibility for the Company’s financial statements as well as its financial reporting process, principles and internal controls. The independent registered public accounting firm is responsible for performing an audit of the Company’s annual financial statements and expressing an opinion as to the conformity of such financial statements with accounting principles generally accepted in the United States of America. The members of the Audit Committee are not full-time employees of the Company and are not performing the functions of auditors or accountants. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards. Members of the Audit Committee necessarily rely on the information provided to them by management and the independent auditors. Accordingly, the Audit Committee’s considerations and discussions referred to below do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company’s auditors are in fact “independent.”

In this context, in fulfilling its oversight responsibilities, the Audit Committee reviewed the 2011 audited financial statements with management, including a discussion of the quality and acceptability of the financial reporting and controls of the Company.

The Audit Committee reviewed with M&P, which is responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, their judgments as to the quality and the acceptability of the financial statements and the matters required to be discussed under the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in

Rule 3200T. The Audit Committee received from M&P the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding M&P’s communications with the Audit Committee concerning independence, and discussed with M&P their independence from the Company. In addition, the Audit Committee considered whether M&P’s provision of non-audit services is compatible with M&P’s independence.

The Audit Committee discussed with M&P the overall scope and plans for the audit. The Audit Committee meets periodically with M&P, with and without management present, to discuss the results of their examinations, their evaluations of the overall quality of the financial reporting of the Company.

Based on the reviews and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, filed with the SEC on March 30, 2012.

Audit Committee:
Phillip I. Levin
Jeffrey S. Rogers
Peter K. Kompaniez

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Compensation of our Executive Officers

We currently have no employees. Our day-to-day management functions are performed by our advisor and its related affiliates. Our executive officers are all employees of our advisor and our sponsor. We do not pay any of these individuals for serving in their respective positions.

Compensation of our Directors

The following table sets forth the compensation paid to our directors in 2011:

Name	Fees Earned or Paid in Cash(1)	Restricted Stock Grants(2)	All Other Compensation	Total

Anthony W. Thompson	$—	$—	—	$—

Jack R. Maurer(3)	—	—	—	—

Arthur M. Friedman(4)	21,000	—	—	21,000

Peter K. Kompaniez	34,000	45,000	—	79,000

Phillip I. Levin	57,000	68,000	—	125,000

Jeffrey S. Rogers	68,000	23,000	—	91,000

Robert N. Ruth(5)	38,000	—	—	38,000

(1)	The amounts shown in this column include payments for attendance at board of director and committee meetings and annual retainers.

(2)	Reflects grants of restricted stock. The amounts shown in this column reflect the aggregate fair value computed as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718.
(3)	Jack R. Maurer resigned from our Board of Directors effective as of February 3, 2012.
(4)	Arthur M. Friedman resigned from our Board of Directors effective April 1, 2011. On April 1, 2011, in connection with Mr. Friedman’s resignation and pursuant to the terms of our long-term incentive plan, our Board of Directors approved the acceleration of the vesting of approximately 3,333 shares of restricted common stock by Mr. Friedman so that none of such shares of restricted common stock would be forfeited upon Mr. Friedman’s resignation.
(5)	Robert N. Ruth was not nominated for reelection to our Board of Directors at the June 9, 2011 meeting of our stockholders. On June 9, 2011, in connection with Mr. Ruth’s departure from our Board of Directors and pursuant to the long-term incentive plan, our Board of Directors approved the acceleration of the vesting of approximately 3,333 shares of our restricted common stock held by Mr. Ruth so that none of such shares of restricted common stock would be forfeited.

All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attending meetings of the Board of Directors. If a director is also one of our officers, we will not pay any compensation to such person for services rendered as a director.

We pay our independent directors an annual fee of $30,000, plus $2,500 per in-person board meeting attended, $2,000 per in-person committee meeting attended and $1,000 for each telephonic meeting. If board members attend more than one meeting on any day, we will only pay such person $2,500 for all meetings attended on such day. The Audit Committee Chairperson receives an additional $10,000 annual retainer. We reimburse all directors for reasonable out-of-pocket expenses incurred in connection with attending board meetings. The independent directors may elect to receive their annual retainer and/or meeting fees in an equivalent value of shares of our common stock.

We have reserved 2,000,000 shares of common stock for stock grants pursuant to our 2009 Long-Term Incentive Award Plan, which we refer to as the “incentive award plan.” Pursuant to the terms of our incentive award plan, on June 9, 2011, we granted (a) 2,500 shares of restricted stock to each of our two independent directors in connection with their reelection to our Board of Directors and (2) 5,000 shares of restricted stock to one of our independent directors in connection with his initial election to our Board of Directors. The shares of restricted stock were issued in transactions exempt from registration pursuant to Section 4(2) of the Securities Act. One-third of the shares of restricted stock became non-forfeitable on the date of grant and an additional one third will become non-forfeitable on each of the first two anniversaries of the date of grant.

Compensation Committee Interlocks and Insider Participation

We currently do not have a compensation committee of our Board of Directors or another committee performing a similar function because we do not plan to pay any compensation to our officers. There are no interlocks or insider participation as to compensation decisions.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about our common stock that may be issued upon the exercise of options, warrants and rights under our incentive award plan, as of December 31, 2011.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders:	—	$—	1,962,500
Equity compensation plans not approved by security holders:	N/A	N/A	N/A

Total	—	$—	1,962,500

(1)	One-third of the restricted stock, granted to each independent director pursuant to the terms of our incentive award plan becomes non-forfeitable on the grant date and one-third of the remaining shares of restricted stock become non-forfeitable on each of the first two anniversaries of the grant date.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our common stock as of April 20, 2012 for each person or group that holds more than 5% of our common stock, for each of our current directors and executive officers and for our current directors and executive officers as a group. To our knowledge, each person that beneficially owns our shares has sole voting and disposition power with regard to such shares.

Unless otherwise indicated below, each person or entity has an address in care of our principal executive offices at 1900 Main Street, Suite 700, Irvine, California 92614.

Name of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percent of All Shares

Thompson National Properties, LLC(2)	22,222	*

Anthony W. Thompson(2)	111,111	1.3

Peter K. Kompaniez	5,000	*

Phillip I. Levin	7,500	*

Jeffrey S. Rogers	10,000	*

James R. Wolford	—	—

All directors and executive officers as a group	155,833	1.8

*	Less than 1% of the outstanding common stock.
(1)	Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to dispose of or to direct the disposition of such security. A person also is deemed to be a beneficial owner of any securities which that person has a right to acquire within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which he or she has no economic or pecuniary interest.
(2)	Includes 22, 222 shares held by Thompson National Properties, LLC. Mr. Thompson is the managing member of Thompson National Properties, LLC and may be deemed to have beneficial ownership of the shares beneficially owned by Thompson National Properties, LLC.

Section 16(a) Beneficial Ownership Reporting Compliance

Our directors and executive officers, and any persons holding more than 10% of the outstanding common stock, have filed reports with the SEC with respect to their initial ownership of common stock and any subsequent changes in that ownership. We believe that during 2011 each of our officers and directors complied with any applicable filing requirements.

In making this statement, we have relied solely on written representations of its directors and executive officers and copies of reports that they have filed with the SEC. In 2011, and in 2012 through the record date, no person held more than 10% of the outstanding common stock.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

The following describes all transactions and currently proposed transactions between us and any related person since January 1, 2011 in which more than $120,000 was or will be involved and such related person had or will have a direct or indirect material interest. Our independent directors are specifically charged with and have examined the fairness of such transactions to our stockholders, and have determined that all such transactions are fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

Ownership Interests

On October 16, 2008, our sponsor, Thompson National Properties, LLC, purchased 22,222 shares of our common stock for an aggregate purchase price of $200,000 and was admitted as our initial stockholder. In connection with our acquisition of the Waianae Mall on May 28, 2010, Anthony W. Thompson, our Chairman, Chief Executive Officer and President, acquired 111,111 shares of our common stock in our public offering at $9.00 per share for an aggregate purchase price of $1,000,000 through our sponsor. Mr. Thompson’s acquisition of the shares of our common stock was a condition to the final approval by the servicer of our assumption of the existing indebtedness on the Waianae Mall. See also “Security Ownership of Certain Beneficial Owners and Management.”

As of December 31, 2011, we owned 95.4% of the outstanding limited partnership interests in TNP Strategic Retail Operating Partnership, L.P., our operating partnership, and our advisor owned 0.02% of the outstanding limited partnership interest in our operating partnership. As of December 31, 2011, TNP Strategic Retail OP Holdings, LLC, or TNP OP Holdings, owned 100% of the special units issued by our operating partnership. We are the sole general partner of the operating partnership.

TNP OP Holdings’ ownership interest of the special units entitles it to a subordinated participation and it will be entitled to receive (1) 15% of specified distributions made upon the disposition of our operating partnership’s assets, and (2) a one-time payment, in the form of shares of our common stock or a promissory note, in conjunction with the redemption of the special units upon the occurrence of certain liquidity events or upon the occurrence of certain events that result in a termination or non-renewal of our advisory agreement with our advisor, or the Advisory Agreement, but in each case only after the other holders of our operating partnership’s units, including us, have received (or have been deemed to have received), in the aggregate, cumulative distributions equal to their capital contributions plus a 10% cumulative non-compounded annual pre-tax return on their net contributions. As the holder of special units, TNP OP Holdings will not be entitled to receive any other distributions.

We have not paid any distributions to TNP OP Holdings pursuant to its subordinated participation interest.

Our Relationships with our Advisor and our Sponsor

TNP Strategic Retail Advisor, LLC is our advisor and, as such, supervises and manages our day-to-day operations and selects our real property investments and real estate-related investments, subject to the oversight by our Board of Directors. Our advisor also provides marketing, sales and client services on our behalf. Our advisor was formed in September 2008 and is indirectly owned by our sponsor. Mr. Thompson, a director and our Chairman, Chief Executive Officer and President, serves as the Chief Executive Officer of our sponsor and our advisor. Mr. Wolford, a director and our Chief Financial Officer, Treasurer and Secretary, also serves and the Chief Financial Officer, Treasurer and Secretary of our sponsor and advisor. All of our other officers and directors, other than our independent directors, are officers of our advisor and officers, limited partners and/or members of our sponsor and other affiliates of our advisor.

Fees and Expense Reimbursements Paid to our Advisor

Pursuant to the terms of our Advisory Agreement, we pay our advisor the fees described below.

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We pay our advisor an acquisition fee of 2.5% of (1) the cost of an investment acquired directly or (2) our allocable cost of real property acquired in a joint venture, in each case including purchase price, acquisition expenses and any debt attributable to such investments. With respect to investments in and origination of real estate-related loans, we will pay an origination fee to our advisor in lieu of an acquisition fee. For the year ended December 31, 2011, we paid acquisition fees of $2,484,000 to our advisor related to our investments.

•

We pay our advisor an origination fee of 2.5% of the amount funded by us to acquire or originate real estate-related loans, including third party expenses related to such investments and any debt we use to fund the acquisition or origination of the real estate-related loans. We will not pay an acquisition fee with respect to such real estate-related loans. For the year ended December 31, 2011, we paid $49,000 of origination fees to our advisor related to our investments.

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We pay our advisor an annual asset management fee that is payable monthly in an amount equal to one-twelfth of 0.6% of the sum of the aggregate cost of all assets we own and of our investments in joint ventures, including acquisition fees, origination fees, acquisition and origination expenses and any debt attributable to such investments; provided, however, that our advisor will not be paid the asset management fee until our funds from operations exceed the lesser of (1) the cumulative amount of any distributions declared and payable to our stockholders or (2) an amount that is equal to a 10.0% cumulative, non-compounded, annual return on invested capital for our stockholders. For the year ended December 31, 2011, we did not pay our advisor any asset management fees. On November 11, 2011, our board of directors approved Amendment No. 2 to the Advisory Agreement to clarify that upon termination of the Advisory Agreement, any asset management fees that may have accumulated in arrears, but which had not been earned pursuant to the terms of the Advisory Agreement, will not be paid to our advisor.

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We pay our advisor a disposition fee of 50% of a customary and competitive real estate sales commission not to exceed 3.0% of the contract sales price of each property sold if our advisor or its affiliates provides a substantial amount of services, as determined by our independent directors, in connection with the sale of real property. With respect to a property held in a joint venture, the foregoing commission will be reduced to a percentage of such amounts reflecting our economic interest in the joint venture. For the year ended December 31, 2011, we paid our advisor $88,000 in disposition fees.

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We pay our advisor a financing coordination fee equal to 1.0% of the amount made available and/or outstanding in connection with (1) any financing obtained, directly or indirectly, by us or our operating partnership and used to acquire or originate investments, (2) any financing assumed, directly or indirectly, by us or our operating partnership in connection with the acquisition of investments, or (3) the refinancing of any financing obtained or assumed, directly or indirectly, by us or our operating partnership. The advisor may reallow some or all of the financing coordination fee to reimburse third parties with whom the advisor may subcontract to procure such financing. For the year ended December 31, 2011, we paid $49,000 in financing fees to our advisor.

In addition to the fees we pay to our advisor pursuant to the Advisory Agreement, we also reimburse our advisor for the costs and expenses described below:

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We reimburse our advisor and its affiliates for organization and offering expenses which include selling commissions and the dealer manager fees we pay to our dealer manager and amounts we reimburse our advisor for actual legal, accounting, printing and other accountable organization and offering expenses. We will not reimburse our advisor or its affiliates for organization and offering expenses (excluding selling commissions and dealer manager fees) that exceed 3.0% of gross offering proceeds from our public offering. For the year ended December 31, 2011, we paid our advisor $750,000 for the reimbursement of organization and offering expenses. As of December 31, 2011, we had incurred $3,016,000 of organization and offering costs. As of December 31, 2011, organization and offering costs did exceed 3.0% of the gross offering proceeds, thus the amount in excess of the 3.0% limit, or $1,269,000, has been deferred. As of December 31, 2011, we had reimbursed our advisor approximately $293,000 in excess of the 3.0% limit as a result of certain expenses being reclassified as organization and offering expense. Our independent directors subsequently approved the excess reimbursement.

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Subject to the 2%/25% Guideline discussed below, we reimburse our advisor for all expenses paid or incurred by our advisor in connection with the services provided to us, including personnel costs and our allocable share of other overhead of the advisor such as rent and utilities; provided, however, that no reimbursement shall be made for costs of such personnel to the extent that personnel are used in transactions for which our advisor is entitled to an acquisition, origination or disposition fee. For the year ended December 31, 2011, we reimbursed $459,000 to our advisor for operating expenses.

2%/25% Guidelines

As described above, our advisor and its affiliates are entitled to reimbursement of actual expenses incurred for administrative and other services provided to us for which they do not otherwise receive a fee. However, we will not reimburse our advisor or its affiliates at the end of any fiscal quarter for “total operating expenses” that for the four consecutive fiscal quarters then ended, or the Expense Year, exceeded the greater of (1) 2% of our average invested assets or (2) 25% of our net income, which we refer to as the “2%/25% Guidelines,” and our advisor must reimburse us quarterly for any amounts by which our total operating expenses exceed the 2%/25% Guidelines in the previous Expense Year.

“Total operating expenses” means all costs and expenses paid or incurred by us, as determined under U.S. generally accepted accounting principles, that are in any way related to our operation or to corporate business, including advisory fees, but excluding (1) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration, and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and listing of the shares, (2) interest payments, (3) taxes, (4) non-cash expenditures such as depreciation, amortization and bad debt reserves, (5) incentive fees, (6) acquisition fees and acquisition expenses, (7) real estate commissions on the sale of property, and (8) other fees and expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgage loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair, and improvement of property).

Our “average invested assets” for any period are equal to the average book value of our assets invested in equity interests in, and loans secured by, real estate before reserves for depreciation or bad debts or other similar non-cash reserves computed by taking the average of such values at the end of each month during the period. Our “net income” for any period is equal to our total revenue less total expenses other than additions to reserves for depreciation, bad debts or other similar non-cash reserves for such period. Operating expenses include all costs and expenses incurred by us under generally accepted accounting principles (including the asset management fee), but excluding organization and offering expenses, selling commissions and dealer manager fees, interest payments, taxes, non-cash expenditures such as depreciation, amortization and bad debt reserves, the subordinated disposition fee, acquisition and advisory fees and expenses and distributions pursuant to our advisor’s subordinated participation interest in the operating partnership.

Our advisor must reimburse the excess expenses to us during the fiscal quarter following the end of the Expense Year unless the independent directors determine that the excess expenses were justified based on unusual and nonrecurring factors which they deem sufficient. If the independent directors determine that the excess expenses were justified, we will send our stockholders written disclosure, together with an explanation of the factors the independent directors considered in making such a determination.

For the year ended December 31, 2011, our total operating expenses exceeded the 2%/25% Guideline by $268,000. On February 24, 2012, the independent directors unanimously determined the excess amount of total operating expenses for the fiscal year ended December 31, 2011 was justified because (1) the amounts reflect legitimate operating expenses necessary for the operation of our business, (2) we are currently in our acquisition and development stage, (3) certain of our properties are not yet stabilized, and (4) we are continuing to raise capital in our initial public offering but the expenses incurred as a result of being a public company (including for audit and legal services, director and officer liability insurance and fees for directors) are disproportionate to our average invested assets and net income and such expenses will benefit us and our stockholders in future periods. The independent directors further resolved, however, that the advisor would be required to repay us any portion of such excess amount to the extent that, as of the termination of the Advisory Agreement, our aggregate operating expenses as of such date exceed the 2%/25% Guideline for all prior periods.

Our Advisory Agreement has a one-year term expiring August 7, 2012, subject to an unlimited number of successive one-year renewals upon mutual consent of the parties. We may terminate the Advisory Agreement without penalty upon 60 days’ written notice. If we terminate the Advisory Agreement, we will pay our advisor all unpaid reimbursements of expenses and all earned but unpaid fees.

Guaranty Fee

As part of the acquisition of the Waianae Mall, Anthony W. Thompson, our Chairman, Chief Executive Officer and President, guaranteed the mortgage loan assumed by us in connection with the acquisition of the Waianae Mall. Additionally, our sponsor, Mr. Thompson and AWT Family Limited Partnership, a California limited partnership controlled by Mr. Thompson, or AWT, guaranteed Tranche B of our credit agreement with KeyBank, National Association which matured on June 30, 2011. In connection with these guarantees, we agreed to pay Mr. Thompson, AWT and our sponsor certain fees in consideration of such guarantees.

In connection with the acquisition of the mortgage loans secured by Constitution Trail, we and Mr. Thompson agreed to jointly and severally guaranty to the lender the full and prompt payment and performance of certain of obligations under the acquisition loan. In connection with these guarantees, we agreed to pay Mr. Thompson fees in consideration of such guarantee.

For the year ended December 31, 2011, we paid $104,000 in guaranty fees to Mr. Thompson and AWT. As of December 31, 2011, guaranty fees of $49,000 were included in amounts due to affiliates.

Selling Commissions and Fees Paid to our Dealer Manager

The dealer manager for our initial public offering of common stock is TNP Securities, LLC, or TNP Securities, a wholly owned subsidiary of our sponsor. Our dealer manager is a licensed broker-dealer registered with the Financial Industry Regulatory Authority, Inc., or FINRA. As the dealer manager for our ongoing initial public offering, TNP Securities is entitled to certain selling commissions, dealer manager fees and reimbursements relating to our public offering. Our dealer manager agreement with TNP Securities provides for the following compensation:

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We pay TNP Securities selling commissions of up to 7.0% of the gross offering proceeds from the sale of our shares in our primary offering, all of which may be reallowed to participating broker-dealers. For the year ended December 31, 2011, we paid selling commissions of $2,395,000 to TNP Securities, of which 100% was reallowed to participating broker dealers, net of discounts.

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We pay TNP Securities a dealer manager fee of 3.0% of the gross offering proceeds from the sale of our shares in the primary offering, a portion of which may be reallowed to participating broker-dealers. For the year ended December 31, 2011, we paid dealer manager fees of $1,034,000 to TNP Securities, of which approximately 49.8% was reallowed to participating broker dealers, net of discounts.

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We reimburse TNP Securities and participating broker-dealers for bona fide due diligence expenses that are included in a detailed and itemized invoice. These due diligence expenses will not include legal fees or expenses or out-of-pocket expenses incurred in connection with soliciting broker-dealers to participate in our ongoing initial public offering. We also reimburse our dealer manager for legal fees and expenses, travel, food and lodging for employees of the dealer manager, sponsor training and education meetings, attendance fees and expense reimbursements for broker-dealer sponsored conferences, attendance fees and expenses for industry sponsored conferences, and informational seminars, subject to the limitations included in our dealer manager agreement. For the year ended December 31, 2011, we did not reimburse TNP Securities for any of such expenses.

Property Management and Leasing Fees

In connection with the acquisitions of our properties, we, through our subsidiaries enter into Property Management Agreements with TNP Property Manager, LLC, or TNP Property Manager, an affiliate of our sponsor, pursuant to which TNP Property Manager serves as the property manager for each of our properties. TNP Property Manager supervises, manages, operates, and maintains each property on the terms and conditions set forth in the Property Management Agreement. We pay TNP Property Manager an annual management fee in an amount equal to 5.0% of such property’s gross revenues (as defined in the Property Management Agreement). In certain instances, TNP Property Manager enters into sub-management agreements with local third-party sub-managers, pursuant to which such sub-manager receives a fee in connection with its services. For the year ended December 31, 2011, we paid TNP Property Manager $492,000 in property management fees and $15,000 were included in amounts due to affiliates at December 31, 2011.

On June 9, 2011, pursuant to Section 11 of the Advisory Agreement with our advisor, our Board of Directors approved the payment of fees to our advisor for services it provides in connection with leasing our properties. The amount of such leasing fees will be usual and customary for comparable services rendered for similar real properties in the geographic market of the properties leased. The leasing fees will be in addition to the market-based fees for property management services payable to our property manager, an affiliate of our advisor. For the year ended December 31, 2011, we paid $88,000 in lease commissions to our advisor or its affiliates.

Acquisition of Cochran Bypass

On June 29, 2011, we acquired a single tenant retail property in Chester, South Carolina, from an affiliate of our sponsor for $2,585,000. The acquisition was approved by our Board of Directors, including all the independent directors.

TNP Participating Notes Loans

In connection with the acquisition of three mortgage notes secured by the Constitution Trail Centre, or the mortgage notes, TNP SRT Constitution, LLC, a subsidiary of our operating partnership, obtained a loan from 2008 TNP Participating Notes Program, LLC, or the Notes Program, an affiliate of our advisor. The loan was evidenced by a promissory note in the aggregate principal amount of $995,000, bearing an annual interest rate of 14.0%. This loan was repaid in July 2011 and we paid interest expense of $7,000 to in connection with this note payable.

In connection with the acquisition of Cochran Bypass, TNP SRT Cochran Bypass, LLC, a subsidiary of our operating partnership, obtained a loan from Notes Program evidenced by a promissory note in the aggregate principal amount of $775,000, bearing an annual interest rate of 14.0%. This loan was repaid in September 2011 and we paid interest expense of $5,000 to the affiliate of our advisor in connection with this note payable.

Interest Expense

In connection with our acquisition of Craig Promenade on March 30, 2011, we assumed a $500,000 note payable due to an affiliate of our advisor which was repaid at the closing of the acquisition transaction. We paid interest expense of $19,000 to the affiliate of advisor in connection with this note payable.

Related-Party Loan

On January 9, 2012, in connection with the acquisition of Morningside Marketplace, we financed the payment of a portion of the purchase price for the Morningside Marketplace with the proceeds of (1) a loan in the aggregate principal amount of $235,000 from our sponsor to the operating partnership, (2) a loan in the aggregate principal amount of $200,000 from Mr. James Wolford, our Chief Financial Officer, Treasurer and Secretary to the operating partnership and (3) a loan in the aggregate principal amount of $920,000 from Mrs. Sharon Thompson, the spouse of Mr. Anthony W. Thompson, our Chairman, Chief Executive Officer and President to the operating partnership, which we refer to collectively as the “affiliate loans.” The affiliate loans each accrued interest at a rate of 12% per annum. The entire outstanding principal balance of each of the affiliate loans and all accrued and unpaid interest thereon was due and payable in full on April 8, 2012. Our operating partnership repaid the affiliated loan from our sponsor on January 19, 2012. Our operating partnership repaid the affiliated loans from Mr. Wolford and Ms. Thompson on March 29, 2012.

Conflict Resolution Procedures

We are subject to potential conflicts of interest arising out of our relationship with our advisor and its affiliates. These conflicts may relate to compensation arrangements, the allocation of investment opportunities, the terms and conditions on which various transactions might be entered into by us and our advisor or its affiliates and other situations in which our interests may differ from those of our advisor or its affiliates. We have adopted the procedures set forth below to address these potential conflicts of interest.

Priority Allocation of Investment Opportunities

Pursuant to our Advisory Agreement, our advisor has agreed that we will have the first opportunity to acquire any investment in an income-producing retail property identified by our sponsor or advisor that meet our investment criteria, for which we have sufficient uninvested funds. With respect to potential non-retail property investments, in the event that an investment opportunity becomes available that is suitable, under all of the factors considered by our advisor, for both us and our sponsor or its affiliates, and for which more than one of these entities has sufficient uninvested funds, then the entity that has had the longest period of time elapse since it was offered an investment opportunity will first be offered such investment opportunity. Our advisor will make this determination in good faith. Our Board of Directors, including the independent directors, has a duty to ensure that the method used by our advisor for the allocation of the acquisition of real estate assets by two or more affiliated programs seeking to acquire similar types of real estate assets is reasonable and is applied fairly to us.

Independent Directors

Our independent directors, acting as a group, will resolve potential conflicts of interest whenever they determine that the exercise of independent judgment by the Board of Directors or our advisor or its affiliates could reasonably be compromised. However, the independent directors may not take any action which, under Maryland law, must be taken by the entire Board of Directors or which is otherwise not within their authority. The independent directors, as a group, are authorized to retain their own legal and financial advisors. Among the matters we expect the independent directors to review and act upon are:

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the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including the Advisory Agreement and the property management agreements with our affiliated property manager, and the agreement with our dealer manager;

•	transactions with affiliates, including our directors and officers;

•	awards under our long-term incentive plan; and

•	pursuit of a potential liquidity event.

Those conflict of interest matters that cannot be delegated to the independent directors, as a group, under Maryland law must be acted upon by both the Board of Directors and the independent directors.

Compensation Involving Our Advisor and its Affiliates

The independent directors evaluate at least annually whether the compensation that we contract to pay to our advisor and its affiliates is reasonable in relation to the nature and quality of services performed and that such compensation is within the limits prescribed by our charter. The independent directors supervise the performance of our advisor and its affiliates and the compensation we pay to them to determine that the provisions of our compensation arrangements are being performed appropriately. This evaluation is based on the factors set forth below as well as any other factors deemed relevant by the independent directors:

•	the quality and extent of the services and advice furnished by our advisor;

•	the amount of fees paid to our advisor in relation to the size, composition and performance of our investments;

•	the success of our advisor in generating investment opportunities that meet our investment objectives;

•	rates charged to other externally advised REITs and similar investors by advisors performing similar services;

•	additional revenues realized by our advisor and its affiliates through their relationship with us, whether we pay them or they are paid by others with whom we do business;

•	the performance of our investments, including income, conservation and appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

•	the quality of our investments relative to the investments generated by our advisor for its own account.

The independent directors record these factors in the minutes of the meetings at which they make such evaluations.

Acquisitions, Leases and Sales Involving Affiliates

We will not acquire or lease properties in which our advisor or its affiliates or any of our directors has an interest without a determination by a majority of the directors (including a majority of the independent directors) not otherwise interested in the transaction that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the asset to our advisor or its affiliates or such director unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event will we acquire any property at an amount in excess of its appraised value. We will not sell or lease properties to our advisor or its affiliates or to our directors unless a majority of the directors (including a majority of the independent directors) not otherwise interested in the transaction determine the transaction is fair and reasonable to us.

Mortgage Loans Involving Affiliates

Our charter prohibits us from investing in or making mortgage loans, including when the transaction is with our advisor or our directors or any of their affiliates, unless an independent expert appraises the underlying property. We must keep the appraisal for at least five years and make it available for inspection and duplication by any of our stockholders. In addition, we must obtain a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or the condition of the title. Our charter prohibits us from making or investing in any mortgage loans that are subordinate to any lien or other indebtedness of our advisor, our directors or any of their affiliates.

Issuance of Options and Warrants to Certain Affiliates

Our charter prohibits the issuance of options or warrants to purchase our common stock to our advisor, our directors or any of their affiliates (1) on terms more favorable than we would offer such options or warrants to unaffiliated third parties or (2) in excess of an amount equal to 10.0% of our outstanding common stock on the date of grant.

Repurchase of Shares of Common Stock

Our charter prohibits us from paying a fee to our advisor or our directors or any of their affiliates in connection with our repurchase or redemption of our common stock.

Loans and Expense Reimbursements Involving Affiliates

We will not make any loans to our advisor or our directors or any of their affiliates except mortgage loans for which an appraisal is obtained from an independent appraiser. In addition, we will not borrow from these persons unless a majority of directors (including a majority of independent directors) not otherwise interested in the transaction approve the transaction as being fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties. These restrictions on loans will only apply to advances of cash that are commonly viewed as loans, as determined by the Board of Directors. By way of example only, the prohibition on loans would not restrict advances of cash for legal expenses or other costs incurred as a result of any legal action for which indemnification is being sought, nor would the prohibition limit our ability to advance reimbursable expenses incurred by directors or officers or our advisor or its affiliates.

In addition, our directors and officers and our advisor and its affiliates will be entitled to reimbursement, at cost, for actual expenses incurred by them on behalf of us or joint ventures in which we are a joint venture partner, subject to the limitation on reimbursement of operating expenses to the extent that they exceed the 2%/25% Guidelines.

ANNUAL REPORT

A copy of our Annual Report on Form 10-K for the year ended December 31, 2011, which contains audited financial statements and footnote disclosures as filed with the SEC (but not including documents incorporated by reference), is being mailed to each stockholder of record together with this proxy statement. The 2011 Annual Report on Form 10-K is not a part of our soliciting materials.

ANY STOCKHOLDER WHO DID NOT RECEIVE A COPY OF OUR MOST RECENT ANNUAL REPORT ON FORM 10-K OR WOULD LIKE ADDITIONAL COPIES, INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES, AS FILED WITH THE SEC, SHALL BE FURNISHED A COPY WITHOUT CHARGE UPON WRITTEN REQUEST TO: TNP STRATEGIC RETAIL TRUST, INC., 1900 MAIN STREET, SUITE 700, IRVINE, CALIFORNIA 92614, ATTENTION: SECRETARY.

CODE OF BUSINESS CONDUCT AND ETHICS

We have adopted a Code of Business Conduct and Ethics, or the Code of Ethics, which contains general guidelines for conducting our business and is designed to help directors, employees and independent consultants resolve ethical issues in an increasingly complex business environment. The Code of Ethics applies to all of our officers, including our principal executive officer, principal financial officer, principal accounting officer, controller and persons performing similar functions and all members of our Board of Directors. The Code of Ethics covers topics including, but not limited to, conflicts of interest, record keeping and reporting, payments to foreign and U.S. government personnel and compliance with laws, rules and regulations. We will provide to any person without charge a copy of our Code of Ethics, including any amendments or waivers, upon written request delivered to our principal executive office at the address listed on the cover page of this proxy statement.

PROPOSALS FOR 2013 ANNUAL MEETING

Under SEC regulations, any stockholder desiring to make a proposal to be acted upon at the 2013 Annual Meeting of Stockholders must cause such proposal to be received at our principal executive offices located at 1900 Main Street, Suite 700, Irvine, California 92614, Attention: Secretary, no later than December 27, 2012 in order for the proposal to be considered for inclusion in our proxy statement for that meeting. Stockholders also must follow the procedures prescribed in Rule 14a-8 promulgated under the Exchange Act. Pursuant to Article II, Section 11(a)(2) of our Bylaws, if a stockholder wishes to present a proposal at the 2013 Annual Meeting of Stockholders, whether or not the proposal is intended to be included in the proxy statement for that meeting, the stockholder must give advance written notice thereof to our Secretary at our principal executive offices, no earlier than the November 26, 2012 and no later than 5:00 p.m., Pacific Time, on the December 27, 2012; provided, however, that in the event that the date of the 2013 Annual Meeting of Stockholders is advanced or delayed by more than 30 days from the first anniversary of the date of the 2012 Annual Meeting of Stockholders, written notice of a stockholder proposal must be delivered not earlier than the 150th day prior to the date of the 2013 Annual Meeting of Stockholders and not later than 5:00 p.m., Pacific Time, on the later of the 120th day prior to the date of the 2013 Annual Meeting of Stockholders or the tenth day following the day on which public announcement of the date of the 2013 Annual Meeting is first made. Any stockholder proposals not received by us by the applicable date in the previous sentence will be considered untimely. Rule 14a-4(c) promulgated under the Exchange Act permits our management to exercise discretionary voting authority under proxies it solicits with respect to such untimely proposals. We presently anticipate holding the 2013 Annual Meeting of Stockholders in July 2013.

OTHER MATTERS

Mailing of Materials; Other Business

We will mail a proxy card together with this proxy statement to all stockholders of record on April 20, 2012, the record date. The only business to come before the 2012 Annual Meeting of which management is aware is set forth in this proxy statement. If any other business does properly come before the 2012 Annual Meeting or any postponement or adjournment thereof, the proxy holders will vote in regard thereto according to their discretion insofar as such proxies are not limited to the contrary.

It is important that proxies be returned promptly. Therefore, stockholders are urged to date, sign and return the accompanying proxy card in the accompanying return envelope or by fax to 949-732-9210 or by email by following the instructions provided on the accompanying proxy card.

TNP STRATEGIC RETAIL TRUST, INC

ANNUAL MEETING OF STOCKHOLDERS

JULY 18, 2012

PROXY CARD

Solicited by the Board of Directors

Please Vote by July 17, 2012

The undersigned stockholder of TNP Strategic Retail Trust, Inc. a Maryland corporation, hereby appoints Anthony W. Thompson and James R. Wolford, and each of them as proxies, for the undersigned with full power of substitution in each of them, to attend the 2012 Annual Meeting of Stockholders of TNP Strategic Retail Trust, Inc. to be held on July 18, 2012 at 8:00 a.m. local time, at 1900 Main Street, Suite 700, Irvine, California 92614, and any and all adjournments and postponements thereof, to cast, on behalf of the undersigned, all votes that the undersigned is entitled to cast, and otherwise to represent the undersigned, at such meeting and all adjournments and postponements thereof, with all power possessed by the undersigned as if personally present and to vote in their discretion on such other matters as may properly come before the meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and of the accompanying proxy statement, which is hereby incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.

You may obtain directions to attend the 2012 Annual Meeting of Stockholders of TNP Strategic Retail Trust, Inc. by calling investor services 877-982-7846 or visiting our website at www.tnpsrt.com.

This proxy is solicited on behalf of the TNP Strategic Retail Trust, Inc. Board of Directors. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the 2012 Annual Meeting, including matters incident to its conduct.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL FIVE NOMINEES TO THE BOARD OF DIRECTORS NAMED BELOW. IF NO SPECIFICATIONS ARE MADE, SUCH PROXY WILL BE VOTED “FOR” ALL FIVE NOMINEES TO THE BOARD OF DIRECTORS.

For the election of Anthony W. Thompson, James R. Wolford, Phillip I. Levin, Jeffrey S. Rogers, and Peter K. Kompaniez to serve as Directors until the Annual Meeting of Stockholders of TNP Strategic Retail Trust, Inc. to be held in the year 2013 and until their successors are elected and qualified.

☐ For All Nominees	☐ Withheld as to All Nominees	☐ For All Nominees Except*
☐ Anthony W. Thompson	☐ Phillip I. Levin	☐ Peter K. Kompaniez
☐ James R. Wolford	☐ Jeffrey S. Rogers

*	To vote against any individual nominee, strike a line through the nominee’s name

SIGN, DATE and RETURN:

When shares are held by joint tenants or tenants in common, the signature of one shall bind all unless the Secretary of the company is given written notice to the contrary and furnished with a copy of the instrument or order which so provides. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person.

Name:	Date: / /2012
Title:

Name:	Date: / /2012
Title:

YOUR VOTE IS IMPORTANT!

You can authorize a proxy to cast your vote and otherwise represent you at the 2012 Annual Meeting of Stockholders in one of four ways:

MAIL: Return the completed proxy card in the accompanying self-addressed postage-paid return envelope. Completed proxy cards must be received by July 17, 2012.

FAX: Fax the completed proxy card to 949-732-9210 until 5:00 p.m. Pacific Daylight Time on July 17, 2012.

EMAIL: Email the completed proxy card to investorservice@tnpre.com until 5:00 p.m. Pacific Daylight Time on July 17, 2012.